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                                                                      EXHIBIT 21
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                           SUBSIDIARIES OF REGISTRANT
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Subsidiaries of United HealthCare Corporation
- ---------------------------------------------           State of
                                                        Incorporation
Name                                                    or Organization
- ----                                                    ---------------
UHC Management Company, Inc./1/                         Minnesota
United Health and Life Insurance Company/2/             Minnesota
United Behavioral Systems, Inc./3/                      Minnesota
UHC TPA, Inc.                                           Minnesota
United Behavioral Systems, Inc.                         Iowa
Physicians of Georgia, Inc.                             Georgia
United HealthCare of Georgia, Inc./4/                   Georgia
United HealthCare of Utah/5/                            Utah
Midwest Physicians Health Programs, Inc.                Delaware
Physicians Health Plan of Greater St. Louis, Inc.       Delaware
Physicians Health Plan of the Midwest, Inc.             Delaware
PrimeCare Health Plan, Inc.                             Wisconsin
United HealthCare of Ohio, Inc./6/                      Ohio
United Health and Life Insurance Company of Ohio/7/     Ohio
United Health Plans of New England, Inc./8/             Rhode Island
Share Health Plan of Illinois, Inc.                     Illinois
United HealthCare of the Midlands, Inc./9/              Nebraska
Share Health Care, Inc.                                 Nebraska
HMO America, Inc.                                       Nevada
Chicago HMO Ltd.                                        Delaware
United Health and Life Insurance Company of Illinois    Illinois
FOCUS Healthcare Management, Inc.                       Tennessee
Ramsay-HMO, Inc.                                        Delaware
Ramsay Life and Health Insurance Company                Florida
Complete Health Services, Inc.                          Alabama
Employers Insurance Service Group, Inc.                 Florida
CAC Management, Inc.                                    Florida
C A C-Ramsay Health Plans, Inc.                         Florida
CAC Properties, Inc.                                    Florida
United HealthCare Plans of Florida, Inc./10/            Florida
Complete Health, Inc.                                   Alabama
Alabama Health Network, Inc.                            Alabama
Complete Health of Arkansas, Inc.                       Arkansas
Complete Health of Georgia, Inc.                        Georgia
Complete Health of Mississippi, Inc.                    Mississippi
Complete Health of Tennessee, Inc.                      Tennessee
Dental Benefits Management, Inc.                        Alabama
Complete Health Partners, Inc.                          Alabama
Complete Health of Alabama, Inc.                        Alabama
Community Health Network of Louisiana, Inc.             Louisiana
Louisiana Health Partners, Inc.                         Louisiana
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
Complete Health Louisiana, Inc.                         Louisiana
Louisiana Health Management Company                     Louisiana
Complete Health Services, Inc.                          Alabama
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 1. Previously doing business as "Charter Med, Incorporated", "Charter
    HealthCare, Inc.", Charter Med, Inc.  of Minnesota" and "Charter Med,
    Incorporated of Minnesota."  Also doing business as "Healthmarc",
    "EverCare", "Employee Performance Design", "HealthCare Evaluation Services",
    "Managed Care for the  Aged", "United HealthCare", "United HealthCare
    Corporation", "United HealthCare Management Company, Inc.", "United
    HealthCare Management", "UMC Management Company, Inc.", "Personal Decision
    Services", "UHC Management and Administrators",  "United Resource Networks",
    "Health Pro",  "Institute for Human Resources", "The Long Term Care Group"
    and "Health Professionals Review", "United HealthCare of Illinois, Inc." and
    "UHC of Illinois, Inc."
 2. Formerly "Life of Mid-America Insurance Company".  Also doing business as
    "UHC Insurance Company".
 3. Formerly "United Clinics of Counseling, Inc."  Also doing business as
    "United Behavioral Clinics" and "Positive Focus Professional Counseling
    Associates".
 4. Formerly "Health 1st, Inc".
 5. Formerly "Physicians Health Plan of Utah".
 6. Formerly "Physicians Health Plan of Ohio, Inc."; also doing business as "PHP
    Benefit Systems" and   "Western Ohio Health Care Corporation".
 7. Formerly "Benefit Systems Life Insurance Company".
 8. Also doing business as "Ocean State Physicians Health Plan".
 9. Formerly "Share Health Plan of Nebraska, Inc."
10. Formerly "C.A.C. Health Plan, Inc."

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